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                                                                    Exhibit 23.0

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed on January 27, 1998 (Registration No. 333-44999), Registration Statement on Form S-8 filed on August 25, 1998 (Registration No. 333-62217) and Registration Statement on Form S-3 filed on November 5, 1998 (Registration No. 333-64915) of Ocwen Financial Corporation of our report dated March 8, 2004 relating to the financial statements, which appears on page 67 of the 2003 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


PricewaterhouseCoopers LLP
West Palm Beach, Florida
March 12, 2004